                                                                 Exhibit 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We hereby consent to the  incorporation  by reference in this  Registration
Statement  on  Form S-3  of our report  dated  March 10,  2006  relating  to the financial statements, financial statement schedules,  management's assessment of
the  effectiveness  of  internal  control  over  financial   reporting  and  the
effectiveness  of internal  control over financial  reporting,  which appears in
Home  Properties   Inc.'s  Annual  Report  on  Form  10-K  for  the  year  ended
December 31,  2005.  We also consent to the  incorporation  by reference in this
Registration  Statement on Form S-3 of our report of Home  Properties Inc. dated
April 12,  2006  relating  to the  combined  statement  of Revenue  and  Certain
Expenses of  Peppertree  Farm and  Cinnamon  Run,  which  appears in the Current
Report on Form 8-K dated April 13, 2006. We also consent to the references to us under the headings "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Boston, MA
May 9, 2006